EXECUTION COPY


                                   AGREEMENT


      This Agreement, dated as of April 4, 2002, is entered into by and among EOG Resources Inc., a Delaware corporation ("EOG"), Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., a cooperative institution organized under the laws of The Netherlands ("RA") and Royal Bank of Canada, a corporation organized under the laws of Canada ("RB").

      WHEREAS, in 1999 EOG (which was formerly named Enron Oil & Gas Company), effected a public offering of shares of its common stock ("EOG Common Stock") and substantially concurrently therewith entered into a series of transactions (such transactions, together with the public offering, are referred to herein as the "1999 Transactions") with Enron Corp., an Oregon corporation ("Enron"), which had been EOG's corporate parent from the time of EOG's formation until completion of the 1999 Transactions; immediately prior to consummation of the 1999 Transactions, Enron owned approximately 53.5% of the EOG Common Stock which was then outstanding; as a result of the 1999 Transactions, Enron reduced its interest to 11,500,000 shares of EOG Common Stock, which constitute approximately 10% at present of the outstanding shares of EOG Common Stock.

      WHEREAS, pursuant to the 1999 Transactions, EOG sought to establish itself as an independent widely held public company and as a result of the completion thereof is accomplishing that objective; in furtherance of that objective EOG included provisions in the Share Exchange Agreement with Enron dated as of July 19, 1999 (the "Share Exchange Agreement") which imposed limitations on the actions of Enron with respect to EOG and on Enron's ability to sell, transfer, pledge or otherwise dispose of shares of EOG Common Stock (particularly Sections
6.2 and 6.3 of the Share Exchange Agreement); and EOG has profitably and successfully grown and developed as an independent widely held public company since completion of the 1999 Transactions.

      WHEREAS, in November 2000, Enron sought EOG's approval to transfer the 11,500,000 shares of EOG Common Stock which it retained following completion of the 1999 Transactions (such shares, as the same may be adjusted pursuant to Section 4 hereof, and as the amount thereof may be reduced by any sales, transfers, pledges or other dispositions to purchasers other than RA or RB or their respective affiliates, is hereinafter referred to as the "Block") through several of its affiliates to another of its affiliates, Aeneas LLC, and obtained such approval pursuant to a Consent Agreement dated November 28, 2000 (the "Consent Agreement") between EOG, Enron and the Enron-affiliated entities which are parties thereto (the "Enron Affiliates"), in which EOG gave such consent to Enron in consideration of, among other matters, the Enron Affiliates' agreement to certain limitations on their actions with respect to EOG and on their ability to sell, transfer, pledge or otherwise dispose of all or part of the Block.

      WHEREAS, following the execution of the Consent Agreement, Enron and one or more of the Enron Affiliates engaged in certain structured finance transactions involving the Block to which RB is a party and as to which RA has, among other things, entered into a total return swap (the "Structured Finance Transactions").


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      WHEREAS, in December 2001 Enron and a number of its subsidiaries filed a voluntary petition for bankruptcy under Chapter 11 of the United States Bankruptcy Code and in the resulting bankruptcy proceedings (the "Enron Bankruptcy Proceedings") various claimants have asserted claims against or interests in the Block, including RA and RB.

      WHEREAS, EOG is entering into this Agreement with RA and RB to govern various aspects of their future relationships, including certain obligations of EOG and certain limitations on the actions of RA and RB with respect to EOG and on their ability to sell, transfer, pledge or otherwise dispose of shares of EOG.

      NOW THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt of which are hereby acknowledged, EOG, RA and RB hereby agree as follows:

1. RIGHTS PLAN: In consideration of the agreements set forth herein, EOG will amend as promptly as reasonably practicable, but in no event later than April 12, 2002, its Rights Agreement dated as of February 14, 2000, as amended as of December 13, 2001 and December 20, 2001, to provide that notwithstanding the existing language of Section 1(a) thereof, RA will not be deemed an "Acquiring Person" so long as it beneficially owns, in addition to its beneficial ownership interest in the Block (including any direct ownership interest thereof which may arise as a result of a purchase of the Block by RA), not more than 1,500,000 shares in the aggregate of EOG Common Stock all of which are beneficially owned as a result of the ordinary course operations conducted by it or its subsidiaries which are engaged in the asset management business and provided such shares are not held with any purpose or effect of changing or influencing control of EOG.

2. TRANSFER RESTRICTIONS: In consideration of the agreements set forth herein, RA agrees that it and its affiliates will not sell, transfer, pledge or otherwise dispose or cause or direct the sale, transfer, pledge or other disposition, directly or indirectly, of the Block (or any of the shares included therein or any interest or rights in the Block or such shares) except (a) pursuant to a public offering registered under the Securities Act of 1933 (the "Securities Act") (provided that RA and RB shall use reasonable efforts to cause the underwriters in such public offering to distribute such shares in a widely dispersed manner), (b) pursuant to Rule 144 promulgated under the Securities Act (which for the avoidance of doubt shall require compliance with the conditions set forth in paragraphs (e), (f) and (g) of such Rule without reference to paragraph
     (k) thereof), (c) to any of its wholly owned subsidiaries or other wholly owned entities (but only if and for so long as such subsidiary or entity continues to be wholly owned and wholly controlled by it), which shall immediately thereupon become subject to the provisions of this Agreement to the same extent as RA and for purposes of any calculation or limitation hereunder such shares will be considered to be beneficially owned by RA,
     (d) pursuant to any merger approved by the Board of Directors of EOG with respect to which RA did not violate the provisions of Section 3 hereof, (e) any tender offer or exchange offer recommended by the Board of Directors of EOG with respect to which RA did not violate the provisions of Section 3 hereof or (f) block sales of shares included in the Block so long as no single purchaser or group of affiliated purchasers will purchase more than an aggregate of 2.5% of the shares of EOG Common Stock which are then outstanding in one transaction or a


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


     series of transactions in reliance on this clause (f), provided that the purchasers of the shares sold in any such transaction shall be bona fide institutional investors which would then meet the eligibility requirements of Rule 13d-1(b)(1) under the Securities Exchange Act of 1934 (the "Exchange Act") for filing a Schedule 13G (other than the beneficial ownership of greater than 5% of the outstanding shares of EOG Common Stock) or shall be foreign broker/dealers, foreign mutual funds, foreign investment advisors, foreign investment companies or foreign banks which under applicable rulings, releases or published interpretations of the Securities and Exchange Commission ("SEC") or its staff are eligible to file a Schedule 13G (other than the beneficial ownership of greater than 5% of the outstanding shares of EOG Common Stock), but not by reason of Rule 13d-1(c) under the Exchange Act, and in any sale, transfer, pledge or other disposition made in reliance on this clause (f), would not be part of a group for the purpose of acquiring, holding, voting or disposing of equity securities of EOG. EOG agrees to permit the shares sold in any block sales pursuant to clause (f) of this Section 2 to be transferred on EOG's stock record books without any restrictive legend or stop transfer order except as may be required by law. RA covenants and agrees that it shall exercise its rights under any agreement in a manner consistent with this Agreement and that it will use its reasonable best efforts to cause RB to act in a manner consistent with this Agreement. RB covenants and agrees that it shall exercise its right under the Structured Finance Transactions to negotiate the sale of the Block only in accordance with the instructions of RA and the terms of this Agreement; provided that RB shall not be obligated to exercise any such rights to the extent such exercise would violate any applicable law or regulation or the documents relating to the Structured Finance Transactions. RA agrees that it will instruct and direct RB not to sell, transfer, pledge or otherwise dispose of the Block or any of the shares included therein or any interest or rights in the Block or such shares to RB or to RB's affiliates. RB agrees that it and its affiliates will not acquire or obtain any beneficial ownership interest in the Block or any of the shares included therein or any interest or rights in the Block or such shares provided however that this provision shall not limit the ability of any entity affiliated with RB that provides or offers (i) ordinary course broker/dealer services to third parties; (ii) investment advisory services whether to related parties or to third parties; (iii) asset management services whether to related parties or to third parties; or (iv) custodial services whether to related parties or to third parties, from acquiring any shares of the Block in a sale pursuant to clauses (a) (assuming such transaction takes place in a widely dispersed manner) or (b) of this Section 2; and provided, further, that for purposes of this Section 2, RB's existing ownership interest in the Block under the documents relating to the Structured Finance Transactions, as limited therein and herein, shall not constitute a breach of this Section 2, it being understood and agreed that this proviso shall not relate to any actions taken with respect to the Block or any of the shares included therein or any interest or rights in the Block or such shares from and after the date hereof.

3. STANDSTILL PROVISIONS: Each of RA and RB agrees that, commencing on the date hereof and ending on the Standstill Expiration Date (as hereinafter defined), unless specifically requested in advance by EOG's board of directors, neither it nor any of its affiliates will, directly or indirectly (a) acquire, offer to acquire, or agree to acquire, or cause or recommend that any other person or entity acquire, directly or indirectly, by purchase, gift, through the acquisition or control of another person or entity or otherwise, any


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


     voting securities of EOG (other than the acquisition of some or all of the Block by RA and other than up to the 1,500,000 shares of EOG Common Stock as provided in Section 1), (b) make or in any way participate in, directly or indirectly, any "solicitation" of "proxies" to vote or become a "participant" in any "election contest" (as such terms are used in the proxy rules of the SEC) or seek to advise or influence any person or entity with respect to the voting of any voting securities of EOG, (c) propose or nominate any nominee for director of EOG, (d) submit any stockholder proposal to be voted upon by the stockholders of EOG, (e) deposit any voting securities in a voting trust or subject any such voting securities to any arrangement or agreement with respect to the voting of such voting securities, (f) propose any business combination (including without limitation any merger or share exchange) involving EOG or make or propose a tender or exchange offer or any other offer for any of EOG's voting securities, or arrange, or participate in the arrangement of, financing thereof, (g) disclose an intent, purpose, plan or proposal with respect to EOG or its voting securities inconsistent with the provisions of this Agreement, (h) from and after the date hereof, otherwise act, alone or in concert with or on behalf of others, to seek directly or indirectly to control the officers or board of directors of EOG, or (i) encourage or assist any other person or entity in connection with any of the foregoing. In addition, during the period from the date hereof until the Standstill Expiration Date, at any meeting of EOG stockholders with respect to which RA or RB has the right to vote or direct the vote of shares included in the Block, RA and RB, as applicable, will attend such meeting in person or by proxy and will vote or cause to be voted all of such shares in the manner, if any, recommended by the board of directors of EOG, and RA and RB agree to cause any of their affiliates to whom the Block may be transferred to adhere to these requirements. For purposes hereof the "Standstill Expiration Date" shall mean, as to RA or RB, as applicable, the later of
     (i) July 31, 2002 and (ii) the earliest date that it (x) ceases to beneficially own more than 5% of the outstanding shares of EOG Common Stock or (y) ceases to have any beneficial ownership of the Block (or any of the shares included therein or any interest or rights in the Block or such shares), it being understood and agreed that nothing contained herein shall constitute an acknowledgement by RB that it has beneficial ownership of the Block, and RB hereby disclaims such beneficial ownership and represents that it has no interest in the Block other than its interest under the documentation for the Structured Finance Transactions as limited herein and therein.

     Notwithstanding the foregoing provisions of this Section 3, nothing contained in this Section 3 (including the term "affiliates" with respect to RB) shall limit the ordinary course business activities of any entity otherwise affiliated with RB that provides or offers: (i) ordinary course broker/dealer services to third parties; (ii) investment advisory services whether to related parties or to third parties; (iii) asset management services whether to related parties or to third parties; or (iv) custodial services whether to related parties or to third parties. RB acknowledges and agrees that it shall not attempt to change or influence the control of EOG.

4.   ADJUSTMENTS.  If following the date hereof the shares of EOG Common
     Stock are changed by reason of any reclassification, split up, stock split, reverse stock split, stock dividend, stock combination, merger, share exchange or similar transaction, there shall be equitably adjusted the reference to 1,500,000 shares of EOG Common Stock in Section 1 and 3 of


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


     this Agreement, 2,000,000 shares in Section 5 of this Agreement, and all references in this Agreement to the Block, including the number of shares included in the definition thereof.

5. REGISTRATION RIGHTS. (a) If RA shall own or shall establish that it has the right to direct the sale of shares included in the Block, it shall have the right to request in writing that EOG register all or part (but not less than 2,000,000) of such shares for sale under the Securities Act (which request shall specify the number of shares of the Block (but not less than 2,000,000) intended to be disposed of by or at the direction of RA and the intended method of disposition thereof). EOG shall, as promptly as reasonably practicable following such request, use its reasonable efforts to cause to be filed with the SEC a registration statement providing for the registration under the Securities Act of such shares which EOG has been so requested to register, to the extent necessary to permit their disposition in accordance with the intended methods of disposition thereof specified in such request (but shall not include a shelf registration pursuant to Rule 415 under the Securities Act). EOG shall use reasonable efforts to have such registration statement declared effective by the SEC as soon as reasonably practicable thereafter and to keep such registration statement effective until the shares covered thereby are sold but in no event longer than 90 days. Notwithstanding the foregoing, RA shall not be permitted to request, in the aggregate, a total of more than two separate registrations, and shall not be permitted to request any such registration within one year of the completion of a prior registered sale of shares which is made pursuant to this Section 5. EOG may defer its obligations under this Section 5 in respect of any request for registration for a period of up to 120 days in its sole discretion. EOG shall not bear any of the Registration Expenses in connection with any such registration (other than those referred to in clauses (iv) and (v) of the following sentence); and RA shall pay all fees and expenses of any legal counsel or other agents retained by RA, as applicable, all discounts and commissions payable to underwriters, selling brokers, managers or other similar persons engaged in the distribution of the securities included in such registration pursuant to any registration pursuant to this Section 5 and all Registration Expenses (other than those referred to in clauses (iv) and (v) of the following sentence, which shall be borne by EOG). The term "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement by EOG and its subsidiaries, including, without limitation (i) all SEC, stock exchange, National Association of Securities Dealers, Inc. and other registration, listing and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of any stock exchange (including fees and disbursements of counsel in connection with such compliance and the preparation of a blue sky memorandum and legal investment survey), (iii) all expenses in preparing or assisting in preparing, word processing, printing, distributing, mailing and delivering any registration statement, any prospectus, any underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of or compliance with Section 5 of this Agreement, (iv) the fees and disbursements of counsel for EOG which are incurred in fulfilling its obligations under this Section 5, (v) the fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letters) and the fees and expenses of other experts retained by EOG which are incurred in fulfilling EOG's obligations under this
     Section 5,


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     and (vi) the expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of the securities, but shall not include any salaries of EOG personnel or general overhead expenses of EOG, auditing fees, or other expenses for the preparation of financial statements or other data normally prepared by EOG in the ordinary course of its business or which EOG would have incurred in any event.

     (b) If requested by the sole or lead managing underwriter for any underwritten offering effected pursuant to such registration, EOG shall use its reasonable efforts to enter into a customary underwriting agreement with the underwriters and RA for such offering, such agreement to be reasonably satisfactory in substance and form to RA and to EOG, and to contain such representations, warranties and covenants by EOG and such other terms as are generally prevailing in agreements of that type, including, without limitation, customary provisions with respect to indemnification and contribution. Notwithstanding the foregoing, EOG shall not be obligated to agree to any lock-up provisions which would apply to the exercise of employee or director stock options and sale of shares obtained thereby or to the cashless exercise of stock options.

6. COOPERATION. (a) EOG, RA and RB agree to use their respective reasonable best efforts to seek and obtain an order in the Enron Bankruptcy Proceedings and/or another court of competent jurisdiction which provides
     (i) for the sale of the shares included in the Block as promptly as practicable to purchasers and in sales transactions which would satisfy the limitations set forth in clause (f) of Section 2 of this Agreement or would otherwise comply with the proviso to this sentence, such sales to be made through a broker dealer (the "Block Trader") which is among the top 15 traders of EOG Common Stock during the most recent period ended on the last trading day prior to the date hereof as reported by a firm or service (e.g., Autex) which maintains statistics with respect to trading in shares of EOG Common Stock (or if such information is not available, then a "bulge bracket" firm), and (ii) that the proceeds of such sales shall be held in escrow until competing claims to the ownership thereof are resolved by agreement or by a final and non-appealable order of a court of competent jurisdiction; provided that, in addition to the limitations as to purchasers and the size limitations of clause (f) of Section 2 of this Agreement, each of RA and EOG shall be free to purchase shares of EOG Common Stock which are included in the Block and are sold by the Block Trader, so long as any shares so purchased by RA shall be subject to the limitations and restrictions of this Agreement. The parties' obligation to use reasonable best efforts (i) shall continue until June 15, 2002 or, if the June 28, 2002 deadline arising from the Structured Finance Transactions shall be extended, then until two weeks before such deadline as so extended and (ii) shall not require any party to delay or cease any request for pretrial discovery in respect of any motions or pleadings which it shall have made or filed heretofore in the Enron Bankruptcy Proceedings, but the parties shall not be permitted to move for summary adjudication in respect of such motions or pleadings during the period it is obligated to use reasonable best efforts. This Agreement shall not be construed as acquiescence by any party hereto in any interpretation of the Share Exchange Agreement, the Consent Agreement or the Structured Finance Transactions asserted by any other party hereto.


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     (b) EOG agrees to cooperate with RA and RB reasonably promptly hereafter to provide reasonable access to EOG's documents, information and employees to permit an investigation of the Consent Agreement and the transfer of the Block which occurred pursuant thereto and the transactions contemplated thereby, and the negotiation of such agreement and/or other related instruments, subject to any applicable privilege or other protection from disclosure.

7. REPRESENTATIONS: Each party signatory hereto hereby represents and warrants to each other party that the following statements are true and correct:

     (a) it is an organization duly incorporated or formed, validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation, with all requisite power to enter into and to perform its obligations under this Agreement, and is duly qualified or registered and in good standing in each other jurisdiction in which the character of the business conducted by it or permitted to be conducted by it requires such qualification or registration, except where the failure to be so qualified would not adversely affect the transactions contemplated by this Agreement;

     (b) its execution, delivery and performance of this Agreement have been duly authorized by all appropriate action by it and (if required) its stockholders, members or other owners, and this Agreement has been duly executed and delivered;

     (c) its authorization, execution, delivery and performance of this Agreement do not (i) violate its organizational, charter or other constituent documents, (ii) conflict with, result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any other material agreement or arrangement to which it is a party or by which it is bound or with any provision of law, regulation, judgment or decree to which it is subject or with any permit or license which it has been granted, or (iii) require the filing or registration with, or the approval, authorization or consent of any governmental agency or tribunal other than filings with the SEC of amended Schedules 13G by RA and RB and a Form 8-A/A and Form 8-K by EOG;

     (d) this Agreement constitutes its valid, binding and enforceable agreement; and

     (e) there is no action, suit or proceeding pending, or, to its knowledge, is any of such threatened, against it, seeking any injunction, award or other relief that would impair its ability to perform its obligations under this Agreement other than the Enron Bankruptcy Proceedings and any actions or claims related thereto or arising as a result thereof.

     In addition, each of RA and RB represents and warrants to EOG that it has not sold, transferred, pledged or otherwise disposed of any of the interests or rights it owns or controls in the Block, in whole or in part, or any interest therein except to each other pursuant to the documents relating to the Structured Finance Transactions delivered to EOG's counsel on March 27, 2002 (which, to the best knowledge of RA and RB, is a complete and accurate set as of the date hereof (including any amendments and waivers)).

8.   MISCELLANEOUS:


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     (a)  GOVERNING LAW; VENUE. The parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court or other Courts of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Chancery Court or other Courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Chancery Court or other Courts of the State of Delaware, and (iv) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, or by facsimile to the address at which such party is to receive notice as set out below each party's signature herein. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

     RA hereby irrevocably designates Schulte Roth & Zabel (in such capacity the "RA Process Agent"), with an office at 919 Third Avenue, New York, New York 10022 as its designee, appointee and agent to receive, for and on its behalf service of process in such jurisdiction in any legal action or proceedings with respect to this Agreement or any other agreement executed in connection with this Agreement, and such service shall be deemed complete upon delivery thereof to the RA Process Agent, provided that in the case of any such service upon the RA Process Agent, the party effecting such service shall also deliver a copy thereof to RA in the manner provided in this Section 8(a). RA shall take all such action as may be necessary to continue said appointment in full force and effect or to appoint another agent so that RA will at all times have an agent for service of process for the above purposes in the city of New York. In the event of the transfer of all or substantially all of the assets and business of the RA Process Agent to any entity or other person by consolidation, merger, sale of assets or otherwise, such entity or other person shall be substituted hereunder for the RA Process Agent with the same effect as if named herein in place of Schulte Roth & Zabel. RA further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered airmail, postage prepaid, or facsimile to such party at its address set out below each party's signature herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by applicable New York law. RA expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of New York and of the United States of America.

     RB hereby irrevocably designates White & Case LLP (in such capacity the "RB Process Agent"), with an office at 1155 Avenue of the Americas, New York, New York 10036 as its designee, appointee and agent to receive, for and on its behalf service of process in

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     such jurisdiction in any legal action or proceedings with respect to this
     Agreement or any other agreement executed in connection with this Agreement, and such service shall be deemed complete upon delivery thereof to the RB Process Agent, provided that in the case of any such service upon the RB Process Agent, the party effecting such service shall also deliver a copy thereof to RB in the manner provided in this Section 8(a). RB shall take all such action as may be necessary to continue said appointment in full force and effect or to appoint another agent so that RB will at all times have an agent for service of process for the above purposes in the city of New York. In the event of the transfer of all or substantially all of the assets and business of the RB Process Agent to any entity or other person by consolidation, merger, sale of assets or otherwise, such entity or other person shall be substituted hereunder for the RB Process Agent with the same effect as if named herein in place of White & Case LLP. RB further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered airmail, postage prepaid, or facsimile to such party at its address set out below each party's signature herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by applicable New York law. RB expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of New York and of the United States of America.

     EOG hereby irrevocably designates Wachtell, Lipton, Rosen & Katz (in such capacity the "EOG Process Agent"), with an office at 51 West 52nd Street, New York, New York 10019 as its designee, appointee and agent to receive, for and on its behalf service of process in such jurisdiction in any legal action or proceedings with respect to this Agreement or any other agreement executed in connection with this Agreement, and such service shall be deemed complete upon delivery thereof to the EOG Process Agent, provided that in the case of any such service upon the EOG Process Agent, the party effecting such service shall also deliver a copy thereof to EOG in the manner provided in this Section 8(a). EOG shall take all such action as may be necessary to continue said appointment in full force and effect or to appoint another agent so that EOG will at all times have an agent for service of process for the above purposes in the city of New York. In the event of the transfer of all or substantially all of the assets and business of the EOG Process Agent to any entity or other person by consolidation, merger, sale of assets or otherwise, such entity or other person shall be substituted hereunder for the EOG Process Agent with the same effect as if named herein in place of Wachtell, Lipton, Rosen & Katz. EOG further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered airmail, postage prepaid, or facsimile to such party at its address set out below each party's signature herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by applicable New York law. EOG expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of New York and of the United States of America.

     (b) ENTIRE AGREEMENT; AMENDMENT. This Agreement, and any agreements, instruments or documents executed and delivered by the parties or their affiliates pursuant to this Agreement, constitute the entire agreement and understanding among the parties, and it is understood and agreed that all other previous undertakings, negotiations and agreements among the parties regarding the subject matter hereof are merged herein. If RA or RB shall be entitled to direct the disposition of the Block (or any shares included therein) and the restrictions on disposition of the Block (or any shares included therein) which are applicable to Enron Affiliates are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall govern. This Agreement may not be modified orally, but only by an agreement in writing signed by each of the parties.

     (c) WAIVERS. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

     (d) BINDING EFFECT; NO THIRD PARTY BENEFICIARIES. This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. This Agreement shall not be assigned by operation of law or otherwise. Nothing herein express or implied is intended or shall be construed to confer upon or to give anyone other than the parties any rights or benefits under or by reason of this Agreement, and no other party shall have any right to enforce any of the provisions of this Agreement.

     (e) EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

     (f) DESCRIPTIVE HEADINGS, ETC. The recitals and headings in this Agreement are not part of this Agreement and shall not limit or otherwise affect the terms contained herein; provided that, notwithstanding the foregoing, the definitions set forth in the recitals are an integral part of this Agreement and shall be given full force and effect in accordance with their terms.

     (g) SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



EOG Resources Inc.                       Cooperatieve Centrale Raffeisen-
                                         Boerenleenbank B.A.
By: /s/ Edmund P. Segner III             By: /s/ Ron M. van der Velde
   ---------------------------------         -------------------------------
Name:   Edmund P. Segner III             Name:   Ron M. van der Velde
     -------------------------------           -----------------------------
Title:  President and Chief of Staff     Title:  Senior Vice President
      ------------------------------           -----------------------------

Address for Notices:                     By:  /s/ Rolf J. Dakker
  333 Clay Street                            -------------------------------
------------------------------------     Name:    Rolf J. Dakker
  Suite 4200                                   -----------------------------
------------------------------------     Title:   Member of Managing Board
  Houston, TX 77002-4103                       -----------------------------
------------------------------------
Facsimile: 713-651-6987                  Address for Notices:
------------------------------------           Robobank International
                                         ------------------------------------
                                               Croeseloon 18, 3521 CB
                                         ------------------------------------
                                               P.O Box 17100, 3500 HG Utrecht
                                         ------------------------------------
                                         Facsimile: 011 31 30 216 3761
                                         ------------------------------------
                                                c/o Ron M. van der Velde


                                         Royal Bank of Canada

                                         By: /s/ Mark R. Hughes
                                            ---------------------------------
                                         Name:   Mark R. Hughes
                                              -------------------------------
                                         Title:  Senior Vice President
                                               ------------------------------

                                         By:  /s/ Stephen Walker
                                            ---------------------------------
                                         Name:    Stephen Walker
                                              -------------------------------
                                         Title:   Senior Vice President
                                               ------------------------------

                                         By:
                                            ---------------------------------
                                         Name:
                                              -------------------------------
                                         Title:
                                               ------------------------------

                                         Address for Notices:
                                            RBC Captial Markets
                                         ------------------------------------
                                            12th Floor Seventh Tower
                                         ------------------------------------
                                            Royal Bank Plaza, Toronto,
                                            Ontario MSJ 2W7
                                         ------------------------------------
                                         Facsimile: 416-842-4015
                                         ------------------------------------


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